     As filed with the Securities and Exchange Commission on June 27, 1995

                                                 Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                      ___________________________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                     _____________________________________

                                    TEKELEC
             (Exact name of registrant as specified in its charter)

             CALIFORNIA                                        95-2746131
   (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                         Identification No.)

       26580 WEST AGOURA ROAD
        CALABASAS, CALIFORNIA                                    91302
  (Address of Principal Executive Offices)                     (Zip Code)

                     ______________________________________

                             1994 STOCK OPTION PLAN
                            (Full title of the plan)
                     ______________________________________

                                PHILIP J. ALFORD
                                   PRESIDENT
                                    TEKELEC
                             26580 WEST AGOURA ROAD
                          CALABASAS, CALIFORNIA  91302
                                 (818) 880-5656
           (Name, address and telephone number of agent for service)

                     ______________________________________

                                    Copy to:
                             RONALD W. BUCKLY, ESQ.
                                COUDERT BROTHERS
                      1055 WEST SEVENTH STREET, SUITE 2000
                         LOS ANGELES, CALIFORNIA  90017
                    ________________________________________

================================================================================
                        CALCULATION OF REGISTRATION FEE
================================================================================


                                                                         Proposed
       Title of                  Amount             Proposed             Maximum
       Securities              of Shares             Maximum             Aggregate          Amount of
         to be                   to be            Offering Price         Offering          Registration
       Registered              Registered           per Share              Price               Fee
- ----------------------------------------------------------------------------------------------------------
    Common Stock,
     without par value         600,000              $22.375(1)          $13,425,000(1)       $4,630

________________________________________________________________________________

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low reported sale prices of a share of Tekelec Common Stock as reported by The Nasdaq Stock Market on June 23, 1995.

                         ______________________________

         Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus prepared in accordance with Part I hereof also relates to shares of Common Stock previously registered under a Registration Statement on Form S-8 (Registration No. 33-82124).

________________________________________________________________________________






                                            (i)

PART I.      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


            The document(s) containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Commission as part of this Registration Statement.


PART II.    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

            Item 3(a)

                 The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

                 The Registrant's Amendment No. 1 on Form 10-K/A amending the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

            Item 3(b)

                 The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995.

            Item 3(c)

                 Item 1 of the Registrant's Registration Statement on Form 8-A (Registration No. 0-15135) filed with the Commission on November 12, 1986, pursuant to Section 12 of the Securities Exchange Act of 1934.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not Applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            The validity of the shares of the Company's Common Stock registered hereunder will be passed upon for the Company by Coudert Brothers, Los Angeles, California. Members of Coudert

Brothers hold 2,000 shares of the Company's Common Stock and Coudert Brothers holds a warrant to purchase 30,000 shares of the Company's Common Stock.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 317 of the California Corporations Code provides that a corporation may indemnify corporate "agents" (including directors, officers and employees of the corporation) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with defending non-derivative actions if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful, and against expenses actually and reasonably incurred in connection with defending derivative actions if such person acted in good faith and in a manner such person believed to be in the best interests of the corporation and its shareholders. Indemnification is obligatory to the extent that an agent of a corporation has been successful on the merits in defense of any such proceeding against such agent, but otherwise may be made only upon a determination in each instance either by a majority vote of a quorum of the Board of Directors (other than directors involved in such proceeding), by independent legal counsel if such a quorum of directors is not obtainable, by the shareholders (other than shareholders to be indemnified), or by the court, that indemnification is proper because the agent has met the applicable statutory standards of conduct. Corporations may also advance expenses incurred in defending proceedings against corporate agents, upon receipt of an undertaking that the agent will reimburse the corporation unless it is ultimately determined that the agent is entitled to be indemnified against expenses reasonably incurred.

            The indemnification provided by Section 317 of the California Corporations Code is not deemed to be exclusive of any other rights to which agents of the Company seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights are authorized in the articles of the corporation. Article V of the Company's Restated Articles of Incorporation authorizes the Company to provide for indemnification of its agents for breach of duty to the Company and its shareholders, through bylaw provisions or through agreements with such agents, or both, in excess of the indemnification otherwise permitted by Section 317, subject to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law.

            Article VI of the Company's bylaws provides for the indemnification of all past and current directors to the maximum extent and in the manner permitted by Section 317. Additionally, the Company has entered into Indemnification Agreements with its directors under which the Company has undertaken to indemnify each such agent to the fullest extent permitted by its Articles of Incorporation, bylaws and applicable law against all expenses, liability and loss (which are not paid by insurance or otherwise by the Company) reasonably incurred or suffered by such agent in connection with the defense of any action or proceeding to which the agent was or is a party or is threatened to be made a party by reason of conduct in his capacity as an officer or director, or in which the agent is or may be involved by reason of the fact that he is or was serving as an officer or director of the Company, not including actions brought for violation of Section 16 of the Securities Exchange Act of 1934 or for failure to qualify for an exemption under Section 4 of the Securities Act of 1933.

            The Company also maintains on behalf of its directors and officers insurance protection against certain liabilities arising out of the discharge of their duties.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not Applicable.

ITEM 8.     EXHIBITS.

Exhibit
Number
- ------
   3.1        Amended and Restated Articles of Incorporation(1)
   3.2        Bylaws, as amended(2)
   4.1        1994 Stock Option Plan, including forms of stock option
              agreements(3) and Amendments Nos. 1 and 2 thereto dated
              as of February 4, 1995 and March 3, 1995, respectively
   5.1        Opinion of Coudert Brothers
  23.1        Consent of Coopers & Lybrand L.L.P.
  23.2        Consent of Coudert Brothers (included in Exhibit 5.1)
  24.1        Power of Attorney (see page 5 of this Registration Statement)

____________________

     (1) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.

     (2) Incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-3 (Registration No. 33-58551) filed with the Commission on May 18, 1995.

     (3) Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 33-82124) filed with the Commission on July 28, 1994.

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CALABASAS, STATE OF CALIFORNIA, ON JUNE 27, 1995.

                                    TEKELEC


                                    By:  /s/  PHILIP J. ALFORD
                                       -------------------------------------
                                              Philip J. Alford, President

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Philip J. Alford and Jon F. Rager, or either of them, his attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

    Signature                                  Title                                          Date
    ---------                                  -----                                          ----
 /s/ PHILIP J. ALFORD                   President and Director                             June 27, 1995
- ----------------------------------      (Principal Executive Officer)
     Philip J. Alford

 /s/ GILLES C. GODIN                    Vice President, Finance and Chief                  June 27, 1995
- ----------------------------------      Financial Officer (Principal Financial
     Gilles C. Godin                    and Accounting Officer)

 /s/ JEAN-CLAUDE ASSCHER                Chairman of the Board                              June 27, 1995
- ---------------------------
     Jean-Claude Asscher

 /s/ ROBERT V. ADAMS                    Director                                           June 27, 1995
- ----------------------------------
     Robert V. Adams

 /s/ PHILIP BLACK                       Director                                           June 27, 1995
- ---------------------------
     Philip Black

 /s/ DANIEL L. BRENNER                  Director                                           June 27, 1995
- ---------------------------
     Daniel L. Brenner

 /s/ HOWARD ORINGER                     Director                                           June 27, 1995
- ----------------------------------
     Howard Oringer

 /s/ JON F. RAGER                       Director                                           June 27, 1995
- ----------------------------------
     Jon F. Rager

                               INDEX TO EXHIBITS


                                                                                               Sequentially
Exhibit                                                                                         Numbered
Number                            Exhibit                                                         Page
- ------                            -------                                                     -------------
 4.1          Amendments Nos. 1 and 2 to 1994 Stock Option Plan
              dated as of February 4, 1995 and March 3, 1995, respectively  . . . . . .

 5.1          Opinion of Coudert Brothers . . . . . . . . . . . . . . . . . . . . . . .

23.1          Consent of Coopers & Lybrand L.L.P. . . . . . . . . . . . . . . . . . . .